UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 12, 2011

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On April 12, 2011, the board of directors (the “Board”) of Global Axcess Corp. (the “Company”), made several determinations with respect to compensatory arrangements for certain named executive officers of the Company.  Lock Ireland and Michael I. Connolly, both directors of the Company, are serving as interim co-Chief Executive Officers of the Company.  In order to reward Messrs. Ireland and Connolly for their service as officers of the Company, and to increase alignment to our multi-year strategic plans, the Board determined to grant certain performance-based stock options to these individuals.  The performance based stock options were awarded under the terms of The Global Axcess Corp 2004 Stock Plan.

The performance-based options are separated into two categories: (i) “operating performance-based options”, and (ii) “other performance based options”.  The operating performance-based options represent 50% of the total award and are based on the Company’s achievement of certain specified financial targets.  The other performance based options represent 50% of the total award and are based on the Company’s achievement of certain other operating goals designated by the Board.

The performance-based options were granted with the following terms:

•	Number of Options:

o	Mr. Ireland –125,000.

o	Mr. Connolly – 125,000.

•	Exercise Price – $0.43.

•	Vesting – The options vest in percentage tranches based on the following:

o
Operating Performance-Based Options (50% of total) – Based on the Company’s financial achievement against target plan.  The achievement will be measured by the end of the most recent full quarter’s year-to-date (“YTD”) financial results in the quarter during the termination of their Co-CEO role.

▪	Twenty percent (20%) for at or above YTD achievement of the Company’s revenue targets in the approved 2011 Business Plan.

▪	Thirty percent (30%) for at or above YTD achievement of the Company’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”) targets in the approved 2011 Business Plan.

o
Other Performance-Based Options (50% of total) – Based on other objectives specified by the Board (with partial achievement of each awarded as determined by the Board).  Objectives must be achieved on or before December 31, 2011 or they expire

Item 8.01  Other Events.

Global Axcess Corp., a Nevada corporation (the “Company”), will hold a 2011 annual meeting of shareholders.  In order to be considered for inclusion in the proxy statement for the Company’s 2011 annual meeting of shareholders, shareholder proposals must be submitted in writing to the Company’s Corporate Secretary, 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256 and received at this address by June 1, 2011.  In connection with the 2011 annual meeting, if the Company does not receive notice of a proposal to be considered by June 15, 2011, then the persons appointed by the Company’s board of directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such proposal at the annual meeting if such matter is raised at that annual meeting.  Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Form of Non-Statutory Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP. By: /s/ Michael J. Loiacono Name: Michael J. Loiacono Title: Chief Financial Officer

Dated:  April 15, 2011

Exhibit Index

Exhibit No.	Description

10.1	Form of Non-Statutory Stock Option Agreement.